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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated February 19, 1997, with respect to the statements of revenue and certain expenses of Sun Lake Apartments and Haverhill Commons Apartments, for the year ended December 31, 1995, included in this Form 8-K.

                                                          Ernst & Young LLP

Chicago, Illinois
February 20, 1997